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                      AMENDMENT TO 1986 STOCK OPTION PLAN
                             THE DWYER GROUP, INC.



WHEREAS, on May 8, 1986, the Board of Directors of the Company authorized the establishment of an Employee Stock Option Plan (the "Plan") whereby incentive and non-incentive options would be granted to employees, officers and directors of the Company; and

WHEREAS, the Plan was adopted by the shareholders of the Company; and

WHEREAS, on February 27, 1997, the Board of Directors unanimously approved, subject to shareholder approval, an amendment to the Plan that would increase the number of shares available under the Plan from 500,000 to 700,000 and recommended that the amendment be submitted to the shareholders of the Company for approval; and

WHEREAS, at the Company's Annual Meeting of Shareholders on July 31, 1997, the shareholders voted in favor of the proposed amendment.

NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended to increase the number of shares available under the Plan from 500,000 to 700,000.

I hereby certify that the above described amendment was voted on and approved by the Company's shareholders at the Company's Annual Meeting of Shareholders held July 31, 1997.




        8/6/97                                       /s/ THOMAS J. BUCKLEY
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Date                                                 Thomas J. Buckley
                                                     Chief Financial Officer